CONTACT: Mark Kochvar Chief Financial Officer 724.465.4826 800 Philadelphia Street Indiana, PA 15701 mark.kochvar@stbank.net www.stbancorp.com
FOR IMMEDIATE RELEASE

S&T Bancorp, Inc. Announces First Quarter 2016 Results and Declares First Quarter Dividend

Indiana, Pa. – April 21, 2016 – S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank with locations in Pennsylvania, Ohio and New York, announced today its first quarter 2016 earnings. First quarter earnings were $16.1 million, or $0.46 per diluted share, compared to first quarter of 2015 earnings of $12.8 million, or $0.41 per diluted share, and fourth quarter of 2015 earnings of $17.4 million, or $0.50 per diluted share.

First Quarter of 2016 Highlights:

•	Total portfolio loans increased $149 million, or 11.9% annualized, compared to the fourth quarter of 2015, representing the fourth consecutive quarter of growth greater than $100 million.

•	Total deposits increased $141 million, or 11.7% annualized, compared to the fourth quarter of 2015.

•	Net interest income increased $0.7 million and net interest margin improved 3 basis points to 3.53% from the prior quarter.

•	Noninterest income was favorably impacted by a $2.1 million, or $0.04 per share, gain on the sale of our credit card portfolio and a $1.0 million, or $0.02 per share, pension curtailment gain.

•	S&T declared a $0.19 per share dividend compared to $0.18 in the same period a year ago, an increase of 5.6%.

“Our teams delivered a solid quarter of loan and deposit growth,” said Todd Brice, president and chief executive officer of S&T. “I am particularly pleased that our organization wide focus on gathering customer deposits has paid off so well in the first quarter. The fact that we were able to grow loans and fund them with customer deposits and maintain our net interest margin is a real tribute to the execution of our relationship banking model by our bankers.”

Net Interest Income

Net interest income increased $0.7 million to $49.6 million for the first quarter of 2016 compared to $48.9 million in the prior quarter. Net interest margin on a fully taxable equivalent basis (FTE) increased 3 basis points to 3.53% compared to 3.50% in the prior quarter. The increase in short term interest rates in December of 2015 positively impacted both net interest income and net interest margin (FTE) for the first quarter of 2016. Average loans increased $119 million compared to the prior quarter and average loan rates improved by 9 basis points. Total interest-bearing deposit costs increased by 7 basis points due to our focus on growing customer deposits.

Asset Quality

Net loan charge-offs decreased $2.9 million to $2.8 million for the first quarter of 2016 compared to $5.7 million in the prior quarter. Total nonperforming loans increased $16.4 million to $51.8 million, or 1.0% of total loans, at March 31, 2016 compared to $35.4 million, or 0.70% of total loans, at December 31, 2015. The increase in nonperforming loans was largely comprised of four relationships with one requiring a specific reserve of $1.7 million and none resulting in loan charge-offs during the first quarter. The provision for loan losses was $5.0

S&T Earnings Release -2

million in the first quarter of 2016 compared to $3.9 million in the fourth quarter of 2015. The allowance for loan losses for originated loans increased to $50.3 million, or 1.11% of total originated loans, at March 31, 2016 compared to $48.1 million, or 1.10% of total originated loans, at December 31, 2015.

Noninterest Income and Expense

Noninterest income increased $2.7 million to $15.8 million for the first quarter of 2016 compared to $13.1 million in the fourth quarter of 2015. The increase included a $2.1 million gain on the sale of our credit card portfolio. The decrease of $0.6 million in debit and credit card fees related to the sale of the credit card portfolio with the reversal of a customer rewards program liability in the fourth quarter of 2015. Insurance fees increased $0.6 million primarily due to annual profit sharing received from insurance carriers. Other income increased due to a $1.0 million curtailment gain related to the freezing of our qualified and nonqualified defined benefit pension plans effective March 31, 2016.

Noninterest expense increased $4.6 million to $38.4 million compared to $33.8 million for the fourth quarter of 2015. The increase is primarily due to higher salaries and employee benefits expense of $3.7 million. Approximately $2.5 million of this increase is due to seasonality and timing of payroll and benefit expenses, including vacation accruals, payroll taxes and medical expenses. Other increases in salaries and employee benefits were due to annual merit increases and higher incentive costs. Other expenses increased $0.9 million partially due to lower expense in the fourth quarter for the reversal of the reserve for unfunded loan commitments related to the sale of the credit card portfolio.

“Our noninterest expense levels were elevated for the first quarter. While some of the increase in expenses was timing related, we will remain diligent in managing our expenses and are committed to bringing our efficiency ratio down to a more normalized level,” said Todd Brice, president and chief executive officer of S&T.

Financial Condition

Total assets increased $161 million to $6.5 billion at March 31, 2016 compared to $6.3 billion at December 31, 2015. Commercial loans grew $137 million during the quarter, or a 14.3% annualized rate, with growth in commercial real estate and commercial and industrial portfolios. Consumer loans grew $12.4 million, or a 4.2% annualized rate, with growth primarily in residential mortgage loans. Total deposits increased $141 million, or an 11.7% annualized rate, to over $5.0 billion at March 31, 2016 as a result of our strategic focus to increase customer deposits. S&T’s risk-based capital ratios decreased slightly this quarter due to strong asset growth. All capital ratios remain significantly above the well-capitalized thresholds of federal bank regulatory agencies.

Dividend

The Board of Directors of S&T declared a $0.19 per share cash dividend at its regular meeting held April 18, 2016. The dividend is payable May 19, 2016 to shareholders of record on May 5, 2016. Dividends declared in the first quarter of 2016 increased $0.01, or 5.6%, compared to $0.18 for the first quarter of 2015.

Conference Call

S&T will host its first quarter 2016 earnings conference call live over the Internet at 1:00 p.m. ET on Thursday, April 21, 2016. To access the webcast, go to S&T’s webpage at www.stbancorp.com and click on “Events & Presentations.” Select “1st Quarter 2016 Conference Call” and follow the instructions.

About S&T Bancorp, Inc. and S&T Bank

S&T Bancorp, Inc. is a $6.5 billion bank holding company that is headquartered in Indiana, Pa. and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was established in

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1902, and operates locations in Pennsylvania, Ohio and New York. For more information visit www.stbancorp.com or www.stbank.com.

This information may contain forward-looking statements regarding future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, change in interest rates, deposit flows, loan demand, and asset quality, including real estate and other collateral values and competition. In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), S&T management uses and this press release contains or references, certain non-GAAP financial measures, such as net interest income on a fully taxable equivalent basis. S&T believes these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of others in the financial services industry. Although S&T believes that these non-GAAP financial measures enhance investors' understanding of S&T's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. A reconciliation of these non-GAAP financial measures is presented in the attached selected financial data spreadsheet. This information should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K for S&T Bancorp, Inc. and subsidiaries.

S&T Bancorp, Inc.	S&T Earnings Release -	4
Consolidated Selected Financial Data
Unaudited

	2016	2015	2015
	First	Fourth	First
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST INCOME
Loans, including fees	$51,158	$49,574	$39,927
Investment securities:
Taxable	2,553	2,493	2,383
Tax-exempt	942	948	1,020
Dividends	366	338	586
Total Interest Income	$55,019	53,353	43,916

INTEREST EXPENSE
Deposits	4,254	3,611	3,007
Borrowings and junior subordinated debt securities	1,128	857	650
Total Interest Expense	5,382	4,468	3,657

NET INTEREST INCOME	49,637	48,885	40,259
Provision for loan losses	5,014	3,915	1,207
Net Interest Income After Provision for Loan Losses	44,623	44,970	39,052

NONINTEREST INCOME
Securities (losses) gains, net	—	—	—
Service charges on deposit accounts	2,999	3,113	2,583
Debit and credit card fees	2,786	3,381	2,715
Wealth management fees	2,752	2,777	2,923
Gain on sale of credit card portfolio	2,066	—	—
Insurance fees	1,774	1,126	1,651
Mortgage banking	529	549	525
Other	2,911	2,138	1,687
Total Noninterest Income	15,817	13,084	12,084

NONINTEREST EXPENSE
Salaries and employee benefits	20,902	17,228	16,780
Net occupancy	2,950	2,639	2,588
Data processing	2,111	2,348	2,320
Furniture and equipment	1,929	1,632	1,226
Other taxes	1,100	895	842
Professional services and legal	947	1,095	523
FDIC insurance	940	923	695
Marketing	901	1,319	816
Merger related expenses	—	—	2,301
Other	6,636	5,738	5,530
Total Noninterest Expense	38,416	33,817	33,621

Income Before Taxes	22,024	24,237	17,515
Provision for income taxes	5,931	6,814	4,680

Net Income	$16,093	$17,423	$12,835

Per Share Data
Shares outstanding at end of period	34,901,210	34,810,374	34,797,526
Average shares outstanding - diluted	34,739,514	34,715,899	31,260,948
Average shares outstanding - two-class method	34,749,281	34,810,813	31,343,849
Diluted earnings per share (1)	$0.46	$0.50	$0.41
Dividends declared per share	$0.19	$0.19	$0.18
Dividend yield (annualized)	2.95%	2.47%	2.54%
Dividends paid to net income	41.02%	37.89%	41.74%
Book value	$23.23	$22.76	$21.91
Tangible book value (3)	$14.76	$14.26	$13.40
Market value	$25.76	$30.82	$28.38

Profitability Ratios (annualized)
Return on average assets	1.01%	1.10%	0.99%
Return on average tangible assets (4)	1.08%	1.18%	1.05%
Return on average shareholders' equity	8.06%	8.74%	7.85%
Return on average tangible shareholders' equity (5)	13.00%	14.21%	11.80%
Efficiency ratio (FTE) (2)	57.19%	53.17%	62.57%

S&T Bancorp, Inc.	S&T Earnings Release -	5
Consolidated Selected Financial Data
Unaudited

	2016	2015	2015
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks, including interest-bearing deposits	$121,669	$99,399	$124,737
Securities available-for-sale, at fair value	677,221	660,963	655,829
Loans held for sale	11,739	35,321	6,126
Commercial loans:
Commercial real estate	2,260,231	2,166,603	2,152,413
Commercial and industrial	1,334,119	1,256,830	1,211,053
Commercial construction	379,293	413,444	286,166
Total Commercial Loans	3,973,643	3,836,877	3,649,632
Consumer loans:
Residential mortgage	650,544	639,372	521,506
Home equity	467,671	470,845	442,396
Installment and other consumer	76,189	73,939	65,754
Consumer construction	8,701	6,579	4,410
Total Consumer Loans	1,203,105	1,190,735	1,034,066
Total portfolio loans	5,176,748	5,027,612	4,683,698
Allowance for loan losses	(50,347)	(48,147)	(48,106)
Total portfolio loans, net	5,126,401	4,979,465	4,635,592
Goodwill	291,670	291,764	290,617
Other assets	250,462	251,442	258,392
Total Assets	$6,479,162	$6,318,354	$5,971,293

LIABILITIES
Deposits:
Noninterest-bearing demand	$1,212,231	$1,227,766	$1,177,623
Interest-bearing demand	619,617	616,188	686,546
Money market	643,795	605,184	617,609
Savings	1,047,871	1,061,265	1,073,755
Certificates of deposit	1,494,411	1,366,208	1,272,998
Total Deposits	5,017,925	4,876,611	4,828,531

Securities sold under repurchase agreements	60,025	62,086	46,721
Short-term borrowings	355,000	356,000	199,573
Long-term borrowings	116,468	117,043	18,838
Junior subordinated debt securities	45,619	45,619	50,619
Other liabilities	73,324	68,758	64,753
Total Liabilities	5,668,361	5,526,117	5,209,035

SHAREHOLDERS' EQUITY
Total Shareholders' Equity	810,801	792,237	762,258
Total Liabilities and Shareholders' Equity	$6,479,162	$6,318,354	$5,971,293

Capitalization Ratios
Shareholders' equity / assets	12.51%	12.54%	12.77%
Tangible common equity / tangible assets (6)	8.33%	8.24%	8.22%
Tier 1 leverage ratio	8.98%	8.96%	10.06%
Common equity tier 1 capital	9.74%	9.77%	9.82%
Risk-based capital - tier 1	10.11%	10.15%	10.22%
Risk-based capital - total	11.57%	11.60%	11.86%

S&T Bancorp, Inc.	S&T Earnings Release -	6
Consolidated Selected Financial Data
Unaudited

	2016		2015		2015
	First		Fourth		First
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Loans	$5,119,275	4.11%	$5,000,736	4.02%	$4,122,631	4.01%
Taxable investment securities	531,467	1.98%	522,679	1.98%	504,867	1.97%
Tax-exempt investment securities	135,252	4.28%	135,803	4.30%	142,194	4.41%
Federal Home Loan Bank and other restricted stock	22,592	4.72%	20,848	4.59%	15,427	12.66%
Interest-bearing deposits with banks	48,159	0.54%	57,317	0.30%	65,575	0.22%
Total Interest-earning Assets	5,856,745	3.89%	5,737,383	3.80%	4,850,694	3.78%

Noninterest-earning assets	520,017		539,482		421,132
Total Assets	$6,376,762		$6,276,865		$5,271,826

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$603,227	0.13%	$610,553	0.13%	$432,009	0.08%
Money market	410,260	0.22%	376,752	0.20%	362,939	0.18%
Savings	1,061,117	0.18%	1,073,111	0.16%	1,052,347	0.16%
Certificates of deposit	1,270,652	0.90%	1,146,674	0.80%	991,542	0.87%
Brokered deposits	395,647	0.51%	499,569	0.37%	260,555	0.34%
Total Interest-bearing deposits	3,740,903	0.46%	3,706,659	0.39%	3,099,392	0.39%
Securities sold under repurchase agreements	64,303	0.01%	49,493	0.01%	40,039	0.01%
Short-term borrowings	329,389	0.62%	291,793	0.41%	236,440	0.32%
Long-term borrowings	116,705	0.95%	117,275	0.77%	19,086	3.01%
Junior subordinated debt securities	45,619	2.99%	45,619	2.82%	47,175	2.77%
Total Interest-bearing Liabilities	4,296,919	0.50%	4,210,839	0.42%	3,442,132	0.43%

Noninterest-bearing demand	1,205,149		1,205,009		1,101,795
Other liabilities	71,870		69,834		64,643
Shareholders' equity	802,824		791,183		663,256
Total Liabilities and Shareholders' Equity	$6,376,762		$6,276,865		$5,271,826

Net Interest Margin (7)		3.53%		3.50%		3.48%

S&T Bancorp, Inc.	S&T Earnings Release -	7
Consolidated Selected Financial Data
Unaudited

	2016		2015		2015
	First		Fourth		First
(dollars in thousands)	Quarter		Quarter		Quarter
Nonperforming Loans (NPL)
Commercial loans:		% NPL		% NPL		% NPL
Commercial real estate	$15,244	0.67%	$8,719	0.40%	$8,386	0.39%
Commercial and industrial	14,209	1.07%	9,279	0.74%	3,550	0.29%
Commercial construction	9,993	2.63%	8,753	2.12%	1,973	0.69%
Total Nonperforming Commercial Loans	39,446	0.99%	26,751	0.70%	13,909	0.38%
Consumer loans:
Residential mortgage	9,012	1.39%	5,629	0.88%	2,226	0.43%
Home equity	3,267	0.70%	2,902	0.62%	1,986	0.45%
Installment and other consumer	109	0.14%	100	0.14%	13	0.02%
Total Nonperforming Consumer Loans	12,388	1.03%	8,631	0.72%	4,225	0.41%
Total Nonperforming Loans	$51,834	1.00%	$35,382	0.70%	$18,134	0.39%

	2016	2015	2015
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
Loan Charge-offs
Charge-offs	$3,628	$6,419	$1,451
Recoveries	(814)	(745)	(437)
Net Loan Charge-offs	$2,814	$5,675	$1,014

Net Loan Charge-offs
Commercial loans:
Commercial real estate	($307)	($436)	($37)
Commercial and industrial	2,491	2,518	593
Commercial construction	(2)	2,063	(1)
Total Commercial Loan Charge-offs	2,182	4,145	555
Consumer loans:
Residential mortgage	18	407	221
Home equity	121	728	28
Installment and other consumer	564	406	220
Consumer construction	(71)	(11)	(10)
Total Consumer Loan Charge-offs	632	1,530	459
Total Net Loans Charge-offs	$2,814	$5,675	$1,014

	2016	2015	2015
	First	Fourth	First
	Quarter	Quarter	Quarter
Asset Quality Data
Nonperforming loans	$51,834	$35,382	$18,134
Assets acquired through foreclosure or repossession	297	354	1,294
Nonperforming assets	52,131	35,736	19,428
Troubled debt restructurings (nonperforming)	9,291	7,659	9,916
Troubled debt restructurings (performing)	22,761	23,955	36,423
Total troubled debt restructurings	32,052	31,614	46,339
Nonperforming loans / loans	1.00%	0.70%	0.39%
Nonperforming assets / loans plus OREO	1.00%	0.71%	0.41%
Allowance for loan losses / originated loans	1.11%	1.10%	1.27%
Allowance for loan losses / total portfolio loans	0.97%	0.96%	1.03%
Allowance for loan losses / nonperforming loans	97%	136%	265%
Net loan charge-offs (recoveries)	$2,814	$5,675	$1,014
Net loan charge-offs (recoveries)(annualized) / average loans	0.22%	0.45%	0.10%

S&T Bancorp, Inc.	S&T Earnings Release -	8
Consolidated Selected Financial Data
Unaudited

Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:
(1) Diluted earnings per share under the two-class method is determined on the net income reported on the income statement less earnings allocated to participating securities.
(2) Noninterest expense divided by noninterest income plus net interest income, on a fully taxable equivalent (FTE) basis.

	2016	2015	2015
	First	Fourth	First
	Quarter	Quarter	Quarter

(3) Tangible Book Value (non-GAAP)
Total shareholders' equity	$810,801	$792,237	$762,258
Less: goodwill and other intangible assets, net of deferred tax liability	(295,614)	(296,005)	(295,814)
Tangible common equity (non-GAAP)	$515,187	$496,232	$466,444
Common shares outstanding	34,901	34,810	34,798
Tangible book value (non-GAAP)	$14.76	$14.26	$13.40

(4) Return on Average Tangible Assets (non-GAAP)
Net income (annualized)	$64,724	$69,123	$52,054
Plus: amortization of intangibles net of tax (annualized)	1,198	1,224	917
Net income before amortization of intangibles (annualized)	65,922	70,347	52,971

Average total assets	6,376,763	6,276,865	5,271,826
Less: average goodwill and other intangibles, net of deferred tax liability	(295,829)	(296,088)	(214,299)
Average tangible assets (non-GAAP)	$6,080,934	$5,980,777	$5,057,727
Return on average tangible assets (non-GAAP)	1.08%	1.18%	1.05%

(5) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$64,724	$69,123	$52,054
Plus: amortization of intangibles net of tax (annualized)	1,198	1,224	917
Net income before amortization of intangibles (annualized)	65,922	70,347	52,971

Average total shareholders' equity	802,824	791,183	663,256
Less: average goodwill and other intangibles, net of deferred tax liability	(295,829)	(296,088)	(214,299)
Average tangible equity (non-GAAP)	$506,995	$495,095	$448,957
Return on average tangible equity (non-GAAP)	13.00%	14.21%	11.80%

(6) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$810,801	$792,237	$762,258
Less: goodwill and other intangible assets, net of deferred tax liability	(295,614)	(296,005)	(295,814)
Tangible common equity (non-GAAP)	515,187	496,232	466,444

Total assets	6,479,162	6,318,354	5,971,293
Less: goodwill and other intangible assets, net of deferred tax liability	(295,614)	(296,005)	(295,814)
Tangible assets (non-GAAP)	$6,183,548	$6,022,349	$5,675,479
Tangible common equity to tangible assets (non-GAAP)	8.33%	8.24%	8.22%

(7) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income	$55,019	$53,353	$43,916
Less: interest expense	(5,382)	(4,468)	(3,657)
Net interest income per consolidated statements of net income	49,637	48,885	40,259
Plus: taxable equivalent adjustment	1,722	1,630	1,392
Net interest income (FTE) (non-GAAP)	51,359	50,515	41,651
Net interest income (FTE) (annualized)	206,565	200,413	168,918
Average earning assets	$5,856,745	$5,737,383	$4,850,694
Net interest margin - (FTE) (non-GAAP)	3.53%	3.50%	3.48%